Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports with respect to the financial statements and financial highlights of each of the funds comprising NYLM Funds Trust (formerly New York Life Investments Funds Trust) and NYLIM Funds (formerly New York Life Investment Funds), incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania August 20, 2026